SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported). December 24, 2002

                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of registrant as specified in charter)



       Maryland                     0-11083                     13-3147497
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       (State or other        (Commission file no.)          (IRS Employer
       jurisdiction of                                           I.D. No.)
       incorporation)

       60 Cutter Mill Road, Suite 303, Great Neck, New York         11021
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       (Address of principal executive offices)                (Zip code)

       Registrant's telephone number, including area code 516-466-3100
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Item 5.  Other Events And Other Required FD Disclosure

On December 24, 2002, a joint venture in which the registrant is a 50% member and the managing member acquired three (3) stadium-style movie theaters from one purchaser. The purchases were made in an arms length transaction. Except for the assumption of a mortgage applicable to one of the properties, as described below, the consideration was paid by the joint venture in cash. Registrant provided 50% of the cash requirements to the joint venture.

The following sets forth information concerning each of the purchases:

1. The joint venture purchased a 76,315 square foot, 18 screen movie theater with stadium-style seating located in Henrietta (a suburb of Rochester), New York. The theater is commonly referred to as the Regal Henrietta 18. The property was purchased for a consideration of $10,488,000, of which $1,276,000 was paid in cash and $9,212,000 by the assumption of a first mortgage loan secured by the property. The mortgage matures on March 1, 2022 and provides for interest at the rate of 8.9441% per annum through June 1, 2017. As of that date the interest rate is reset. Constant monthly payments of $77,794, are paid through March 1, 2007, increasing to $83,831 per month for the next 5 years, $90,533 per month for the next five years and $97,776 for the next five years, with a final payment at maturity estimated to be $58,666.

The property is triple net-leased to Regal Cinemas, Inc. pursuant to a lease dated April 18, 1996, as amended. The material terms and conditions of the lease are as follows:

a.       Original term expiring March 31, 2022.

b. Four option periods of five years each exercisable on at least nine months prior notice.
c. Base annual rent of $1,101,225 increasing on April 1, 2007 (to $1,183,646) and each five years thereafter in an amount specified in the lease. The base annual rent increases in each option period by an amount specified in the lease.

d. Percentage rent of 8% of the gross sales per year over a specified break point.

2. The joint venture acquired an 81,836 square foot, 18 screen movie theater with stadium-style seating located in Live Oak (a suburb of San Antonio), Texas. The theater is commonly referred to as the Regal Live Oak 18. The property was acquired by the joint venture for a purchase price of $12,476,000. The property is triple net leased to Regal Cinemas, Inc. pursuant to a Lease dated May 28, 1998, as amended.

The material terms and conditions of the lease are as follows:

a.       Original term expiring on September 30, 2019.

b. Four option periods of five years each which are exercised automatically unless declined by Tenant on at least nine months prior notice.

c. Base annual rent is $1,309,990 for the period ending September 30, 2004 increasing by 10% at the start of the sixth year and every fifth year anniversary thereafter (including renewals).

d. Percentage rent of 8% of net sales per year minus the base rent for that year.

e.       Tenant has a one time right of first offer on a sale of the property.

3. The joint venture acquired a 60,732 square foot, 17 screen movie theater with stadium-style seating located in Lubbock, Texas. The theater is commonly referred to as the Cinemark Tinseltown 17. The property was acquired for a consideration of $7,872,000. The property is triple net-leased to Cinemark, USA Inc. pursuant to a lease dated January 6, 1998, as amended. The following sets forth the material terms and conditions of the lease.

a.       Original term expiring December 31, 2018.

b. Four option periods of five years each exercisable on six months prior notice.

c. Base annual rent is $826,568 through December 31, 2003 increasing on January 1, 2004 (to $856,408) and each five years thereafter in the amount specified in the lease. The base annual rent increases in each option period by the amount specified in the lease.



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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



                                               ONE LIBERTY PROPERTIES, INC.



Date:     December 26, 2002                    By:  /s/ Simeon Brinberg
                                               ------------------------
                                                     Simeon Brinberg
                                                     Senior Vice President






(8KOLPDEC262)